Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 7, 2013

Arbor Realty Trust, Inc.

333 Earle Ovington Blvd – Suite 900

Uniondale, NY 11553

Re:                             Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain U.S. federal income tax considerations in connection with the Equity Distribution Agreement, dated December 31, 2012 (the “Equity Distribution Agreement”), among JMP Securities LLC (“JMP Securities”), as sales agent and/or principal, Arbor Realty Trust, Inc., a Maryland corporation (“ART”) and Arbor Realty Limited Partnership, a Delaware limited partnership (“ARLP”), relating to the sale by ART to or through JMP Securities, from time to time, of up to 6,000,000 shares of ART’s common stock, par value $0.01 per share (the “Securities”).

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(a)                                 the registration statement on Form S-3 (File No. 333-167303) of ART relating to the Securities and other securities of ART, as filed on June 3, 2010 with the Securities and Exchange Commission under the Securities Act of 1933 (the “Registration Statement”);

(b)                                 the prospectus, dated June 3, 2010 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the prospectus supplement, dated December 31, 2012 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); and

(d)                                 such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, you have provided us with, and we are relying upon, certificates (the “Officer’s Certificates”) containing certain factual representations and

Arbor Realty Trust, Inc.

January 7, 2013

covenants of an officer of ART and of Arbor Realty SR, Inc., a Maryland corporation that is an indirect majority-owned subsidiary of ART (“SR Inc.”), which relate to, among other things, the actual and proposed operations of ART and SR Inc., and each of the entities in which ART and SR Inc. hold or have held a direct or indirect interest (collectively, the “Company”).  We have not made an independent investigation of all of the facts, statements, representations and covenants set forth in the Officer’s Certificates, the Registration Statement, the Prospectus or in any other document.  In particular, we note that the Company may engage in transactions in connection with which we have not provided legal advice and have not reviewed, and of which we may be unaware.  We have, consequently, assumed and relied on your representations that the information presented in the Officer’s Certificates, the Registration Statement, the Prospectus and other documents, or otherwise furnished to us, accurately and completely describe all material facts and matters addressed in the Officer’s Certificates.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  We are not aware of any facts inconsistent with such statements, representations and covenants.  Any material change or inaccuracy in the facts, statements, representations, and covenants referred to, set forth, or assumed herein or in the Officer’s Certificates may affect our conclusions set forth herein.  Additionally, we have relied, with your permission, on certain opinions rendered by Cadwalader, Wickersham & Taft LLP, to the effect that certain notes issued by the Company will be treated as indebtedness for U.S. federal income tax purposes.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) each of the entities comprising the Company has been and will be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state or jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

Arbor Realty Trust, Inc.

January 7, 2013

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, the Regulations, judicial decisions, and administrative interpretations are subject to change or differing interpretation at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based on and subject to the foregoing, we are of the opinion that commencing with ART’s taxable year ended December 31, 2003, and SR Inc.’s taxable year ended December 31, 2005, each of ART and SR Inc. has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and each of ART’s and SR Inc.’s current and proposed method of operation, as described in the Registration Statement, will enable ART and SR Inc. to continue to meet the requirements for qualification and taxation as REITs under the Code.

As noted in the Registration Statement, ART’s and SR Inc.’s qualification and taxation as a REIT depend upon their ability to meet, through actual operating results, certain requirements, including requirements relating to their assets, income, distribution levels and diversity of stock ownership, and various other qualification requirements imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of the operation of ART or SR Inc. for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the transactions described in the Registration Statement, any transaction related thereto, or of any investment in the Securities.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

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Arbor Realty Trust, Inc.

January 7, 2013

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the headings “ Additional Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP